Exhibit 99.1
ICU Medical Announces First Quarter 2025 Results

SAN CLEMENTE, Calif., May 8, 2025 (GLOBE NEWSWIRE) -- ICU Medical, Inc. (Nasdaq:ICUI), a leader in the development, manufacture and sale of innovative medical products, today announced financial results for the quarterly period ended March 31, 2025.

First Quarter 2025 Results

First quarter 2025 revenue was $604.7 million, as compared to $566.7 million in the same period in the prior year. GAAP gross profit for the first quarter of 2025 was $210.1 million, as compared to $185.2 million in the same period in the prior year. GAAP gross margin for the first quarter of 2025 was 35%, as compared to 33% in the same period in the prior year. GAAP net loss for the first quarter of 2025 was $(15.5) million, or $(0.63) per diluted share, as compared to GAAP net loss of $(39.5) million, or $(1.63) per diluted share, for the first quarter of 2024. Adjusted diluted earnings per share for the first quarter of 2025 was $1.72 as compared to $0.96 for the first quarter of 2024. Adjusted EBITDA was $99.4 million for the first quarter of 2025 as compared to $78.8 million for the first quarter of 2024.

Adjusted EBITDA and adjusted diluted earnings per share are measures calculated and presented on the basis of methodologies other than in accordance with GAAP. Please refer to the Use of Non-GAAP Financial Information following the financial statements herein for further discussion and reconciliations of these measures to GAAP measures.

Vivek Jain, ICU Medical’s Chief Executive Officer, said, “First quarter results were generally in line with our expectations."

Revenues by product line for the three months ended March 31, 2025 and 2024 were as follows (in millions):

	Three months ended March 31,
Product Line	2025	2024	$ Change
Consumables	$266.2	$244.1	$22.1
Infusion Systems	166.3	157.3	9.0
Vital Care*	172.2	165.3	6.9
Total**	$604.7	$566.7	$38.0
*Vital Care includes Pfizer contract manufacturing revenue of $5.2 million and $14.1 million for the three months ended March 31, 2025, and 2024, respectively.
** Totals may differ from the income statement due to the rounding of product lines.

Conference Call

The Company will host a conference call to discuss its first quarter 2025 financial results, today at 4:30 p.m. ET (1:30 p.m. PT). The call can be accessed at (800) 225-9448, conference ID "ICUMED". The conference call will be simultaneously available by webcast, which can be accessed by going to the Company's website at www.icumed.com, clicking on the Investors tab, clicking on Event Calendar and clicking on the Webcast icon and following the prompts. The webcast will also be available by replay.

About ICU Medical

ICU Medical (Nasdaq: ICUI) is a global leader in infusion systems, infusion consumables and high-value critical care products used in hospital, alternate site and home care settings. Our team is focused on providing quality, innovation and value to our clinical customers worldwide. ICU Medical is headquartered in San Clemente, California. More information about ICU Medical can be found at www.icumed.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements contain words such as ''will,'' ''expect,'' ''believe,'' ''could,'' ''would,'' ''estimate,'' ''continue,'' ''build,'' ''expand'' or the negative thereof or comparable terminology and may include (without limitation) information regarding the Company's expectations, goals and intentions regarding the future and financial outlook for 2025 and expected impacts from the IV Solutions joint venture. These forward-looking statements are based on management's current expectations, estimates, forecasts and projections about the Company and assumptions management believes are reasonable, all of which are subject to risks and uncertainties that could cause actual results and events to differ materially from those stated in the forward-looking statements. These risks and uncertainties include, but are not limited to: risks from doing business in foreign countries, including related to tariffs and other barriers to trade; the Company’s ability to compete successfully; decreased demand for the Company's products; costs related to product development; cost volatility or loss of supply of raw materials; inflation, tariffs and foreign currency exchange rates; impacts from global macroeconomic and geopolitical conditions; healthcare costs and reimbursement levels; disruptions at the FDA and other governmental agencies; damage at the Company’s manufacturing or supply facilities; risks associated with the IV Solutions joint venture; risks associated with the timing and resolution of the 2025 warning letter; and the other important factors described under “Risk Factors” in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2024, and our subsequent filings with the SEC, including, without limitation, in the Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2025. Forward-looking statements contained in this press release are made only as of the date hereof, and the Company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise unless required by law.

ICU MEDICAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(In thousands)

	March 31, 2025	December 31, 2024

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$289,704	$308,566
Short-term investment securities	—	—
TOTAL CASH, CASH EQUIVALENTS AND SHORT-TERM INVESTMENT SECURITIES	289,704	308,566
Accounts receivable, net of allowance for doubtful accounts	170,928	182,828
Inventories	590,326	584,676
Prepaid income taxes	11,471	11,244
Prepaid expenses and other current assets	75,364	70,287
Assets held for sale	286,122	284,382
TOTAL CURRENT ASSETS	1,423,915	1,441,983

PROPERTY, PLANT AND EQUIPMENT, net	441,983	442,746
OPERATING LEASE RIGHT-OF-USE ASSETS	58,025	53,295
GOODWILL	1,455,113	1,432,772
INTANGIBLE ASSETS, net	716,667	740,789
DEFERRED INCOME TAXES	24,247	24,211
OTHER ASSETS	64,631	68,135
TOTAL ASSETS	$4,184,581	$4,203,931

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$180,409	$148,020
Accrued liabilities	278,892	306,923
Current portion of long-term debt	47,813	51,000
Income tax payable	12,246	17,328
Liabilities held for sale	29,664	32,911
TOTAL CURRENT LIABILITIES	549,024	556,182

LONG-TERM DEBT	1,488,565	1,531,858
OTHER LONG-TERM LIABILITIES	77,637	66,745
DEFERRED INCOME TAXES	45,493	48,814
INCOME TAX LIABILITY	36,173	35,097
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY:
Convertible preferred stock, $1.00 par value; Authorized — 500 shares; Issued and outstanding — none	—	—
Common stock, $0.10 par value; Authorized — 80,000 shares; Issued —24,611 and 24,518 shares at March 31, 2025 and December 31, 2024, respectively, and outstanding — 24,611 and 24,517 shares at March 31, 2025 and December 31, 2024, respectively	2,461	2,452
Additional paid-in capital	1,416,001	1,412,118
Treasury stock, at cost	(60)	(92)
Retained earnings	674,682	690,158
Accumulated other comprehensive loss	(105,395)	(139,401)
TOTAL STOCKHOLDERS' EQUITY	1,987,689	1,965,235
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$4,184,581	$4,203,931

ICU MEDICAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(In thousands, except per share data)

	Three months ended March 31,
	2025	2024
TOTAL REVENUES	$604,702	$566,655
COST OF GOODS SOLD	394,593	381,411
GROSS PROFIT	210,109	185,244
OPERATING EXPENSES:
Selling, general and administrative	157,233	157,657
Research and development	23,291	21,842
Restructuring, strategic transaction and integration	16,697	16,105
Change in fair value of contingent earn-out	—	295
TOTAL OPERATING EXPENSES	197,221	195,899
INCOME (LOSS) FROM OPERATIONS	12,888	(10,655)
INTEREST EXPENSE, net	(22,031)	(23,772)
OTHER EXPENSE, net	(1,763)	(2,341)
LOSS BEFORE INCOME TAXES	(10,906)	(36,768)
PROVISION FOR INCOME TAXES	(4,570)	(2,703)
NET LOSS	$(15,476)	$(39,471)
NET LOSS PER SHARE
Basic	$(0.63)	$(1.63)
Diluted	$(0.63)	$(1.63)
WEIGHTED AVERAGE NUMBER OF SHARES
Basic	24,539	24,222
Diluted	24,539	24,222

ICU MEDICAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(In thousands)

	Three months ended March 31,
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(15,476)	$(39,471)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	49,445	55,526
Noncash lease expense	4,475	5,341
Provision for doubtful accounts	—	549
Provision for warranty, returns and field action	3,634	(618)
Stock compensation	12,179	11,598
Loss (gain) on disposal of property, plant and equipment and other assets	1,696	(65)
Debt issuance costs amortization	1,700	1,708
Change in fair value of contingent earn-out liability	—	295
Usage of spare parts	5,023	4,201
Other	557	2,627
Changes in operating assets and liabilities, net of amounts acquired:
Accounts receivable	22,439	13,967
Inventories	(8,224)	14,164
Prepaid expenses and other current assets	(8,464)	(5,735)
Other assets	(6,815)	(5,160)
Accounts payable	32,099	5,313
Accrued liabilities	(36,343)	(16,503)
Income taxes, including excess tax benefits and deferred income taxes	(6,598)	(1,946)
Net cash provided by operating activities	51,327	45,791
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(14,621)	(15,915)
Proceeds from sale of assets	42	507
Intangible asset additions	(2,232)	(2,954)
Proceeds from sale and maturities of investment securities	—	500
Net cash used in investing activities	(16,811)	(17,862)
CASH FLOWS FROM FINANCING ACTIVITIES:
Principal repayments of long-term debt	(47,750)	(12,750)
Proceeds from exercise of stock options	133	150
Payments on finance leases	(328)	(245)
Payments of contingent earn-out liability	—	(2,600)
Tax withholding payments related to net share settlement of equity awards	(8,391)	(11,400)
Net cash used in financing activities	(56,336)	(26,845)
Effect of exchange rate changes on cash	2,958	(3,883)
NET DECREASE IN CASH AND CASH EQUIVALENTS	(18,862)	(2,799)
CASH AND CASH EQUIVALENTS, beginning of period	308,566	254,222
CASH AND CASH EQUIVALENTS, end of period	$289,704	$251,423

Use of Non-GAAP Financial Information

This press release contains financial measures that are not calculated in accordance with U.S. generally accepted accounting principles ("GAAP"). The non-GAAP financial measures should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. There are material limitations in using these non-GAAP financial measures because they are not prepared in accordance with GAAP and may not be comparable to similarly titled non-GAAP financial measures used by other companies, including peer companies. Our management believes that the non-GAAP data provides useful supplemental information to management and investors regarding our performance and facilitates a more meaningful comparison of results of operations between current and prior periods. We use non-GAAP financial measures in addition to and in conjunction with GAAP financial measures to analyze and assess the overall performance of our business, in making financial, operating and planning decisions, and in determining executive incentive compensation.

The non-GAAP financial measures include adjusted EBITDA, adjusted revenue, adjusted gross profit, adjusted selling, general and administrative, adjusted research and development, adjusted restructuring, strategic transaction and integration, adjusted change in fair value of contingent earn-out, adjusted income (loss) from operations, adjusted other expense, net, adjusted income (loss) before income taxes, adjusted (provision) benefit for income taxes, adjusted net (loss) income and adjusted diluted (loss) earnings per share, all of which exclude special items because they are highly variable or unusual and impact year-over-year comparisons.

For the three months ended March 31, 2025 and 2024, special items include the following:

Contract manufacturing: We manufacture certain products for Pfizer in accordance with a manufacturing services agreement. We do not include the contract revenue in our adjusted revenue as the commercial relationship under this agreement was originally negotiated contemporaneously with a business combination and is not indicative of a normal market transaction.

Stock compensation expense: Stock-based compensation is generally fixed at the time the stock-based instrument is granted and amortized over a period of several years. The value of stock options is determined using a complex formula that incorporates factors, such as market volatility, that are beyond our control. The value of our restricted stock awards is determined using the grant date stock price, which may not be indicative of our operational performance over the expense period. Additionally, in order to establish the fair value of performance-based stock awards, which are currently an element of our ongoing stock-based compensation, we are required to apply judgment to estimate the probability of the extent to which performance objectives will be achieved. Based on the above factors, we believe it is useful to exclude stock-based compensation in order to better understand our operating performance.

Intangible asset amortization expense: We do not acquire businesses or capitalize certain patent costs on a predictable cycle. The amount of purchase price allocated to intangible assets and the term of amortization can vary significantly and are unique to each acquisition. Capitalized patent costs can vary significantly based on our current level of development activities. We believe that excluding amortization of intangible assets provides the users of our financial statements with a consistent basis for comparison across accounting periods.

Depreciation expense reduction - Assets Held For Sale Classification: Once classified as held for sale, depreciation expense is not recorded for any long-lived assets included in the disposal group even though these assets continue to be utilized in the normal course of business. As such, we adjust for the impact of the discontinuation of depreciation with respect to assets classified as held for sale during the period as these unique transactions may limit the comparability of our ongoing operations with prior and future periods.

Restructuring, strategic transaction and integration: We incur restructuring and strategic transaction charges that result from events, which arise from unforeseen circumstances and/or often occur outside of the ordinary course of our ongoing business. Although these events are reflected in our GAAP financial statements, these unique transactions may limit the comparability of our ongoing operations with prior and future periods.

Change in fair value of contingent earn-out: We exclude the impact of certain amounts recorded in connection with business combinations. We exclude items that are either non-cash or not normal, recurring operating expenses due to their nature, variability of amounts, and lack of predictability as to occurrence and/or timing.

Quality system and product-related remediation: We exclude certain quality system and product-related remediation charges in determining our non-GAAP financial measures as they may limit the comparability of our ongoing operations with prior and future periods and distort the evaluation of our normal operating performance.

Asset write-offs and similar charges: Occasionally, we may write-off certain assets or we may sell certain assets. We exclude the non-cash gain/loss on the write-off/sale of these assets in determining our non-GAAP financial measures as they may limit the comparability of our ongoing operations with prior and future periods and distort the evaluation of our normal operating performance.

From time to time in the future, there may be other items that we may exclude if we believe that doing so is consistent with the goal of providing useful information to investors and management.

In addition to the above special items, Adjusted EBITDA additionally excludes the following items from net income:

Depreciation expense: We exclude depreciation expense in deriving adjusted EBITDA because companies utilize productive assets of different ages and the depreciable lives can vary significantly resulting in considerable variability in depreciation expense among companies.

Interest, net: We exclude interest in deriving adjusted EBITDA as interest can vary significantly among companies depending on a company's level of income generating instruments and/or level of debt.

Taxes: We exclude taxes in deriving adjusted EBITDA as taxes are deemed to be non-core to the business and may limit the comparability of our ongoing operations with prior and future periods and distort the evaluation of our normal operating performance.

Adjusted Diluted EPS excludes from diluted EPS, net of tax, the special items listed above. The tax effect on the special items is calculated using the specific tax rate applied to each adjustment based on the nature of the item/or the tax jurisdiction in which the item has been recorded. Additionally, adjusted diluted EPS may exclude the income tax impact of certain non-recurring discrete tax items that are not reflective of income tax expense/benefit incurred as a result of current period earnings/ loss, as well as the impact of certain deferred tax valuation allowances when assessed against non-GAAP profitability.

We also present Free cash flow as a non-GAAP financial measure as management believes that this is an important measure for use in evaluating overall company financial performance as it measures our ability to generate additional cash flow from business operations. Free cash flow should be considered in addition to, rather than as a substitute for, net income as a measure of our performance or net cash provided by operating activities as a measure of our liquidity. Additionally, our definition of free cash flow is limited and does not represent residual cash flows available for discretionary expenditures due to the fact that the measure does not deduct the payments required for debt service and other obligations or payments made for business acquisitions. Therefore, we believe it is important to view free cash flow as supplemental to our entire statement of cash flows.

The following tables reconcile our non-GAAP financial measures for the periods presented:

ICU MEDICAL, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Financial Measures (Unaudited)
(In thousands, except per share data)

	Adjusted EBITDA
	Three months ended March 31,
	2025	2024
GAAP net loss	$(15,476)	$(39,471)

Non-GAAP adjustments:
Interest, net	22,031	23,772
Stock compensation expense	12,179	11,598
Depreciation and amortization expense	49,445	55,526
Restructuring, strategic transaction and integration	16,697	16,105
Change in fair value of contingent earn-out	—	295
Quality system and product-related charges	9,980	7,498
Asset write-offs and similar charges	—	781
Provision for income taxes	4,570	2,703
Total non-GAAP adjustments	114,902	118,278

Adjusted EBITDA	$99,426	$78,807

ICU MEDICAL, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Financial Measures (Unaudited)
(In thousands, except percentages and per share)

The Company’s U.S. GAAP results for the three months ended March 31, 2025 included special items which impacted the U.S. GAAP measures as follows:

	Total revenues	Gross profit	Selling, general and administrative	Research and development	Restructuring, strategic transaction and integration	Income (loss) from operations	(Loss) Income before income taxes	Provision for income taxes	Net (loss) income	Diluted (loss) earnings per share
Reported (GAAP)	$604,702	$210,109	$157,233	$23,291	$16,697	$12,888	$(10,906)	$(4,570)	$(15,476)	$(0.63)
Reported percent of total revenues (or percent of (loss) income before income taxes for benefit (provision) for income taxes)		35%	26%	4%	3%	2%	(2)%	(41.9)%	(3)%
Contract manufacturing	(5,212)	—	—	—	—	—	—	—	—
Stock compensation expense	—	1,683	(9,868)	(628)	—	12,179	12,179	(2,957)	9,222	0.37
Amortization expense	—	1,039	(31,533)	—	—	32,572	32,572	(8,026)	24,546	0.99
Depreciation expense reduction - assets held for sale classification	—	(3,223)	—	—	—	(3,223)	(3,223)	790	(2,433)	(0.10)
Restructuring, strategic transaction and integration	—	—	—	—	(16,697)	16,697	16,697	(4,091)	12,606	0.51
Quality system and product-related remediation	—	9,980	—	—	—	9,980	9,980	(2,338)	7,642	0.31
Tax expense from valuation allowance*	—	—	—	—	—	—	—	6,402	6,402	0.26
Adjusted (Non-GAAP)**	$599,490	$219,588	$115,832	$22,663	$—	$81,093	$57,299	$(14,790)	$42,509	$1.72
Adjusted percent of total revenues (or percent of (loss) income before income taxes for benefit (provision) for income taxes)		37%	19%	4%	—%	14%	10%	25.8%	7%
_______________________
* The Company’s non-GAAP annual effective tax rate is calculated without the tax expense related to the valuation allowance against certain U.S. Federal and State deferred tax assets. The valuation allowance was recorded based on an assessment of available positive and negative evidence, including, predominantly, an estimate that we will be in a three-year cumulative U.S. loss position on a GAAP basis as of March 31, 2025. However, based on the same assessment, including, predominantly, our being, in a three-year cumulative U.S. income position on a non-GAAP basis, which excludes the impact of our non-GAAP adjustments, we concluded that recording a valuation allowance would not have been appropriate for non-GAAP reporting. As a result, the tax expense for the valuation allowance was added back to our calculation of non-GAAP annual effective tax rate.
** Amounts may not foot due to rounding.

ICU MEDICAL, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Financial Measures (Unaudited)(continued)
(In thousands, except percentages and per share)

The Company’s U.S. GAAP results for the three months ended March 31, 2024 included special items which impacted the U.S. GAAP measures as follows:

	Total revenues	Gross profit	Selling, general and administrative	Research and development	Restructuring, strategic transaction and integration	Change in fair value of contingent earn-out	(Loss) income from operations	(Loss) income before income taxes	Provision for income taxes	Net (loss) income	Diluted (loss) earnings per share
Reported (GAAP)	$566,655	$185,244	$157,657	$21,842	$16,105	$295	$(10,655)	$(36,768)	$(2,703)	$(39,471)	$(1.63)
Reported percent of total revenues (or percent of (loss) income before income taxes for benefit (provision) for income taxes)		33%	28%	4%	3%	—%	(2)%	(6)%	(7.4)%	(7)%
Contract manufacturing	(14,073)	—	—	—	—	—	—	—	—	—
Stock compensation expense	—	1,582	(9,563)	(453)	—	—	11,598	11,598	(2,784)	8,814	0.36
Amortization expense	—	—	(33,130)	—	—	—	33,130	33,130	(8,046)	25,084	1.03
Restructuring, strategic transaction and integration	—	—	—	—	(16,105)	—	16,105	16,105	(3,873)	12,232	0.50
Change in fair value of contingent earn-out	—	—	—	—	—	(295)	295	295	—	295	0.01
Quality system and product-related remediation	—	7,498	—	—	—	—	7,498	7,498	(1,803)	5,695	0.23
Asset write-offs and similar charges	—	781	—	—	—	—	781	781	(187)	594	0.02
Tax expense from valuation allowance*									10,143	10,143	0.42
Earnings per share impact on net loss due to basic versus diluted weighted average shares	—	—	—	—	—	—	—	—	—	—	0.01
Adjusted (Non-GAAP)*	$552,582	$195,105	$114,964	$21,389	$—	$—	$58,752	$32,639	$(9,253)	$23,386	$0.96
Adjusted percent of total revenues (or percent of (loss) income before income taxes for benefit (provision) for income taxes)		35%	21%	4%	—%	—%	11%	6%	28.3%	4%
_____________
* Amounts may not foot due to rounding

ICU MEDICAL, INC. AND SUBSIDIARIES
Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow (Unaudited)
(In thousands)

	Three months ended March 31,
	2025	2024
Net cash provided by operating activities	$51,327	45,791
Purchase of property, plant and equipment	(14,621)	(15,915)
Proceeds from sale of assets	42	507
Free cash flow	$36,748	$30,383

CONTACT:
ICU Medical, Inc.
Brian Bonnell, Chief Financial Officer
(949) 366-2183
ICR, Inc.
John Mills, Partner
(646) 277-1254